Exhibit 10.2
ROYALTY AGREEMENT

This Agreement dated this 12th day of December, 2003

BETWEEN:

MIKWEC ENERGY CANADA LTD., a body corporate, having an office in the City of Edmonton, in the Province of Alberta (hereinafter referred to as “Grantor”)

OF THE FIRST PART
and

NEARSHORE PETROLEUM CORPORATION, a body corporate, having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as “Grantee”)

OF THE SECOND PART

WHEREAS Grantee provided Grantor with certain technical information with respect to the said Lands; and

WHEREAS Grantor has agreed to grant to Grantee an overriding royalty on its interest in the Lease(s) and said Lands; and

AND WHEREAS the parties desire to document the gross overriding royalty.

NOW THEREFORE THIS AGREEMENT WITNESSETH that the parties hereto agree as follows:

1.	DEFINITIONS

In this Agreement, including the recitals and the Schedules, unless the context otherwise requires, the following words shall have the meanings ascribed thereto, namely:

(a)	“Assignment Procedure”shall mean the 1993 CAPL Assignment Procedure attached hereto as Schedule “B”;

(b)
“Current Market Value”shall mean the price received by the Grantor at the point of measurement for its share of Petroleum Substances produced and marketed from or pursuant to a scheme of pooling or unitization allocated to the said Lands which price shall not be less than that which the Grantor would have received at the wellhead if acting as a reasonably prudent operator having regard to the current market prices, availability to market and economic conditions of the petroleum industry generally;

(c)	“Effective Date”shall mean December 12, 2003;

(d)	“Grantor”shall mean Mikwec Energy Canada Ltd.;

(e)
“Gross Overriding Royalty and/or Royalties”shall mean a non-convertible gross overriding royalty of Six and One Half Percent (6.5%) to Nearshore Petroleum Corporation of all Petroleum Substances produced, saved and marketed from below the Surface from the said Lands;

(f)
“Lands”shall mean any lands comprising the Petroleum and Natural Gas Licence(s), Oil Sands Leases, Petroleum and Natural Gas Lease(s)and any Oil Sands Licence(s), which may be selected therefrom as described in the attached Schedule “A”;

(g)
“Lease(s)” shall mean any Petroleum and/or Natural Gas Lease(s), Oil Sands Leases, or other title document(s) in or acquired in the area set forth in Schedule “A” and any renewal or extensions thereof or substitution therefore;

(h)
“Petroleum Substances”shall mean all petroleum, natural gas, heavy oil, related hydrocarbons, sulphur and every other substance an interest in which is granted under the said Lease(s) below the Surface;

(i)
“Point of Measurement”shall mean the production tankage, in the case of crude oil, shall mean the point of delivery in the case of natural gas and shall mean the point of delivery for all other Petroleum Substances;

(j)	“Royalty Owner”shall mean Nearshore Petroleum Corporation;

2.	GROSS OVERRIDING ROYALTY

(a)
Grantor hereby grants and assigns Grantee a 6.5% gross overriding royalty on the leased substances on the interest which Grantor holds in the Lease(s). It is understood that the gross overriding royalty applies not only against the initial working interest of Grantor, but also to the interest of any third party which derives its interest from or through the Grantor.

(b)	The gross overriding royalty shall be paid to Grantee during the term of the Lease(s) and any renewal or extension thereof.

3.	DEDUCTIONS

The said Royalty shall be paid on the current market value of the Petroleum Substances without any deductions except the following, namely:

(a)
With respect to crude oil, the said Royalty will bear its proportionate share of the actual costs of transportation to market connection, where sales are not made f.o.b. the tanks serving the said Lease(s), provided that the costs shall not exceed those permitted by the Crown in right of the Province of Alberta.

(b)	With respect to natural gas, the cost of gathering, processing and transporting the said Royalty share of the natural gas may be deducted from the current market value of the natural gas, provided:

(i)	the deduction of gathering, processing, and transportation costs shall not exceed those permitted by the Crown in right of the Province of Alberta in the calculation of Crown Royalty; and

(ii)	such costs may only be deducted to the extent that they are actually incurred and are reasonable and shall never be reduced below fifty (50%) percent of current market value.

If any Petroleum Substances are sold at less than current market value in any transactions (including those transactions which are not at arm’s-length or any transactions involving any arrangement from which the Grantor obtains a collateral advantage in consideration of the reduced price), the gross proceeds of the sale of such Petroleum Substances shall, for the purposes of calculating the said Royalty, not be less than the current market value of those Petroleum Substances when produced from the said Lands as defined by clause 1(b) hereof.

Notwithstanding anything to the contrary herein contained, the Grantor shall be entitled to use, and as a consequence thereof the Grantor shall be free from the obligation of payment or delivery of the Grantee’s Royalty, such part of the Petroleum Substances as is reasonably required for and used by the Grantor in its operations upon the Lands, including treating and preparing Petroleum Substances therefrom for market, but not including injection thereof in connection with any secondary recovery operations.

4.	TAKING IN KIND

(a)
The Royalty Owner shall have the right to take in kind the Royalty Owner’s share of Petroleum Substances. Such right may be exercised separately with respect to crude oil, condensate, liquefied petroleum gases and marketable gas. In the case of crude oil condensate, such right shall only be exercised on a minimum of sixty (60) days notice to the Grantor. In the case of liquefied petroleum gases such rights shall only be exercised on six (6) months notice to the Grantor. If the Royalty Owner, however, signified in writing its consent to the sale of any of the Royalty Owner’s share of Petroleum Substances under a contract made by the Grantor providing for a minimum term in excess of the said respective notice periods, the Royalty Owner’s right to take in kind any petroleum substance subject to such contract shall be suspended during the term of such contract. The Royalty Owner may cease to take in kind any Petroleum Substances upon giving the Grantor the same minimum notice as required in order to permit the Royalty Owner to take such Petroleum Substances in kind as aforesaid. The right to take in kind or to cease to take in kind may be exercised from time to time subject only to the provisions of this clause 4.

(b)
When the Royalty Owner is taking in kind any of the Royalty Owner’s share of the Petroleum Substances, the Royalty Owner shall have the right to use free of charge a proportionate share of the Grantor’s lease tankage and storage facilities to store a maximum of ten (10) days production of the Royalty Owner’s share of crude oil and condensate and five (5) days production of the Royalty Owner’s share of marketable gas which will be delivered by the Grantor at the point of delivery downstream from the plant and to the purchase designated by the Royalty Owner, for the Royalty Owner’s account.

5.	OPERATIONS ON THE LANDS

No royalty shall be payable on Petroleum Substances reasonably used in operations on the said Lands for the production, treating, processing and storing of Petroleum Substances on which the said Royalty is payable to the Royalty Owner hereunder.

Any overriding royalty exemption shall be restricted only to that portion of the production from a test well used as fuel for heaters, treaters, compressors, separators, instruments and similar equipment required to produce Petroleum Substances from the test well spacing unit. Grantor shall not be granted any overriding royalty exemption from production of Petroleum Substances used for reservoir injection or pressure maintenance, secondary and heavy oil recoveries or upgrading schemes, or fuel and/or feedstock for any gas plant, refinery, satellite or battery.

6.	RIGHT TO POOL OR UNITIZE

Grantor is hereby given the right and authority, at any time and from time to time, to pool the said Lands, or any portion thereof to form a production spacing unit or unitize the said Lands or any portion thereof, or any zone or formation underlying the same, on such terms and conditions as the Grantor may determine from time to time. In the event of such pooling or unitization, Grantee’s gross overriding royalty shall be determined on that portion of the production of the leased substances from the area so pooled or unitized which is allocated to that portion of the said Lands which is contributed to the pooled or unitized area pursuant to the pooling or unitization Agreement concerned.

7.	RIGHT TO COMMINGLE

The Grantor shall have the right to commingle Petroleum Substances produced from the said Lands with Petroleum Substances produced from other lands provided methods acceptable to the Royalty Owner are used to determine the proper measurement of individual well production.

Where governmental regulations or orders require segregated production tests of individual wells at intervals not greater than two months, such tests will be deemed acceptable to the Royalty Owner under this clause and no further tests will be required.

8.	DEVELOPMENT OF LANDS

Notwithstanding any provision herein contained, the Grantor shall be under no obligation to Grantee to develop the said Lands or any part thereof to produce the leased substances which may be within, upon or under the said Lands.

9.	RENTALS, RENEWALS AND ROYALTIES

Grantor shall during the term of this Agreement make timely payment of all rentals, renewals or extension fees, payment in lieu of actual production and royalties becoming due or due in respect of the Lease(s), the Lands or the Petroleum Substances.

10.	TAXES

Each party hereto shall be liable for its proportionate share of taxes and other charges levied or assessed against the Petroleum Substances, and in lieu of payment by the Grantee of its share thereof, Grantor may make such payment and deduct the amount thereof from any money payable by it to the Grantee.

11.	RIGHT TO AUDIT

Grantee, upon notice in writing to Grantor, shall have the right to audit the Grantor’s accounts and records relating to the accounting hereunder for any calendar year within the twelve (12) month period next following the end of such calendar year. Any payment made or statement rendered by the Grantor hereunder which is not disputed by the Royalty Owner on or before the last day of the twenty-fourth month following the month for which such statement or payment was rendered shall be deemed to have been correct. Any cost to conduct such audit as granted herein shall be at the sole cost, risk and expense of the Royalty Owner.

12.	ASSIGNMENT OF ROYALTY

Royalty Owner may convey or assign any portion of its interest in the gross overriding royalty payable under the Agreement but the Grantor shall not become liable to make payments in respect of the gross overriding royalty to more than one person. If the interest of Royalty Owner hereunder is at any time owned by more than one person, such persons shall nominate one person to act as a common trustee for receipt of monies payable hereunder and to deal with the Grantor in respect of the said interests. In such event, Grantor shall thereafter make payments to and deal solely with such common trustee in respect of the said interest.

13.	ASSIGNMENT OF WORKING INTEREST

Grantor may at any time, sell or otherwise dispose of all or any of its interest in the said Lands but Grantor covenants that it shall cause any Assignee or successor of the Grantor to deliver to Grantee a written and enforceable undertaking to assume the obligations of Grantor under this Agreement insofar as they relate to such interest and the obligations which accrue pursuant to the terms of this Agreement, whereupon the Grantor shall be relieved of the obligation so assumed.

14.	BOOKS AND ACCOUNTS

Grantor shall maintain complete and accurate records of the leased substances produced, saved and marketed from the said Lands and of the monies received from the sale thereof and shall furnish to Grantee with each payment of the gross overriding royalty hereunder a statement giving sufficient detail for Grantee to ascertain the accuracy of the payment of the gross overriding royalty made therewith.

15.	SALE OF LEASED SUBSTANCES

Any sale of leased substances by Grantor shall include the gross overriding royalty, which shall be sold at a price not less than that for which Grantor is selling its share of production. Not later than the last day of each calendar month, Grantor shall pay to Grantee the proceeds of the sale of the gross overriding royalty during the preceding calendar month. Grantee’s gross overriding royalty share of production shall bear its proportionate share of the costs of any transportation services that are provided with respect thereto prior to the sale thereof.

16.	FORCE MAJEURE

The obligation of the parties, other than the obligations of the Grantor to the Lessor of the Lease(s), its successors and assigns, shall be suspended and there shall be no liability for damages during the time and to the extent that either party is prevented from complying with its obligations under this Agreement in part or in whole by strikes, lockouts, acts of God or the Queen’s enemies, war, blockades, riots, laws, orders or regulations of governmental bodies or agencies, unavoidable accidents, delays in transportation, inability to obtain necessary materials in the open market, or any other cause, except financial, whether similar or dissimilar to those specifically enumerated, beyond the reasonable control of the party affected. The party whose obligations under this Agreement are suspended shall give notice, including reasonably full particulars, of the cause for such suspension, in writing or by telegraph to the other parties within a reasonable time after the occurrence thereof. The performance of such obligations shall begin or be resumed within a reasonable time after such cause has been removed.

17.	CONFIDENTIAL INFORMATION

(a)
Except as provided herein, all data and information of whatsoever nature acquired by the parties from any operations pursuant to this Royalty Agreement or supplied by one party to the other pursuant hereto shall be for the sole and exclusive use and benefit of the parties hereto unless the parties agree to the dissemination of such information or unless a party thereto is required to give such information to any governmental department, body or agency, or any recognized association within the petroleum industry, of which it is a member, that engages in the exchange of factual information relating to the type of operations contemplated by this Royalty Agreement. In no event shall information of any type of character relating to wells drilled on a confidential basis to the parties be disclosed.

(b)	The provisions of this clause shall not apply to disclosures to Affiliates provided that such Affiliate agree to be bound by the terms of this clause.

18.	DURATION OF AGREEMENT

This Agreement shall remain in full force and effect for so long as any interest hereunder is retained by the parties or any assignees thereof.

19.	NOTICES

Whether or not so stipulated herein, all notices, communications and statements (hereinafter called “notices”) required or permitted hereunder shall be in writing. Notices may be served:

(a)
personally, by leaving them with the party on whom they are to be served at the party’s address hereinafter given. Personally served notices shall be deemed received by the addressees when actually delivered provided such delivery shall be during normal business hours; or

(b)
by telegraph (or any other like method by which a written and recorded message may be sent) directed to the party on whom they are to be served at that party’s address hereinafter given. Notices so served shall be deemed received by the addressees thereof eight hours after the time of transmission or at the commencement of the next ensuing normal business day, whichever is the later; or

(c)
by mailing them first class registered post, postage prepaid to the party on whom they are to be served. Notices so served shall be deemed to be received by the addressees on the second day (excluding as the second day, Saturdays, Sundays and statutory holidays) following the mailing thereof in Canada.

The addresses of each of the respective parties hereto shall be as follows:

Mikwec Energy Canada Ltd.
Suite 100, 10187 - 104th Street
Edmonton, Alberta
T5J 0Z9
Attn: President

Nearshore Petroleum Corporation
Suite 3175, 246 Stewart Green S. W.
Calgary, Alberta
T3H 3C8
Attn: President

Any party hereto may change its said address by notice served as aforesaid.

20.	FURTHER ASSURANCES

Each of the parties hereto shall, from time to time, and at all times, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

21.	ENTIRE AGREEMENT

The terms of this Agreement express and constitute the entire agreement between the parties with respect to the matters herein addressed, this Agreement hereby wholly supersedes and replaces all prior agreements and representations, whether oral or in writing, between the Parties, with respect to the subject matter hereof.

22.	TIME OF ESSENCE

Time is of the essence of this Agreement.

23.	WAIVER

No waiver by any party of any breach of any of the covenants, conditions and provisions herein contained shall be effective or be binding upon any of the parties unless the same shall be expressed in writing. Any waiver so expressed shall not limit or affect its right with respect to any other or future breach.

24.	NO AMENDMENT EXCEPT IN WRITING

No amendment or variation of the provisions of this Agreement shall be binding upon any party unless it is evident in writing and executed by all parties.

25.	BINDS SUCCESSORS AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns.

26.	COUNTERPART EXECUTION

This Agreement may be executed in counterparts and when each such party has executed a counterpart, all counterparts taken together shall constitute one agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

MIKWEC ENERGY CANADA LTD.

By:	/s/ Victor Davis

Victor Davis, President

NEARSHORE PETROLEUM CORPORATION

By:	/s/ Steve Gawne

Steve Gawne, President

SCHEDULE ‘A’

Attached to and forming part of a ROYALTY AGREEMENT dated 12th December, 2003, between Mikwec Energy Canada Ltd. and Nearshore Petroleum Corporation

INCLUSION LANDS - RIGHTS

Township 091 Range 12 West 5: Sections 1 to 36 All P&NG, All Oil Sands
Township 091 Range 13 West 5: Sections 1 to 36 All P&NG, All Oil Sands
Township 092 Range 12 West 5: Sections 1 to 36 All P&NG, All Oil Sands
Township 092 Range 13 West 5: Sections 1 to 36 All P&NG, All Oil Sands

CAPL - 1993

SCHEDULE “B”

ASSIGNMENT PROCEDURE

Attached to and forming part of the Agreement dated the 12th day of December A.D. 2003

BETWEEN:      (AMONG)

MIKWEC ENERGY CANADA LTD.

and

NEARSHORE PETROLEUM CORPORATION

ARTICLE 1

DEFINITIONS

1.01	In this Assignment Procedure, the following terms, when capitalized, shall have the meaning assigned to each below:

(a)
“Affiliate” - for the purposes of this Assignment Procedure, means a corporation or partnership that is affiliated with the party in respect of which the expression is being applied, and, for the purpose of this definition a corporation or partnership is affiliated with another corporation or partnership if it directly or indirectly controls or is controlled by that other corporation or partnership, and for the purpose of determining whether a corporation or partnership is so controlled, it shall be deemed that:

(i)
a corporation is directly controlled by another corporation or partnership if the shares of the corporation to which are attached more than 50% of the votes that may be cast to elect directors of the corporation are beneficially owned by that other corporation or partnership and the votes attached to those shares are sufficient, if exercised, to elect a majority of the directors of the corporation;

(ii)	a partnership is directly controlled by a corporation or other partnership it that corporation or partnership beneficially owns more than a 50% interest in the partnership;

(iii)	a corporation or partnership is indirectly controlled by another corporation or partnership if control, as defined above, is exercised through one or more other corporations or partnerships.

Where two or more corporations or partnerships are affiliated at the same time with the same corporation or partnership, they shall be deemed to be Affiliates of each other.

(b)	“Agreement” - means the agreement to which this Assignment Procedure is attached and made a part.

(c)
“Assigned Interest” - means the interest in the Agreement which is the subject of an assignment and which is specified in a Notice of Assignment, but shall not include rights of the Assignor as operator.

(d)	“Assignee” - means the entity named in a Notice of Assignment as the Assignee.

(e)	“Assignment and Novation Agreement” - means an agreement by all parties to the Agreement and a party to whom an interest in the Agreement has been assigned where:

(i)	the assignee assumes the duties and obligations of the assignor for the Assigned Interest; and

(ii)	the assignor is released from its duties for the Assigned Interest; and

(iii)	the assignee is substituted as a party to the Agreement in the place of the assignor to the extent of the Assigned Interest.

(f)	“Assignor” - means the party to the Agreement named in a Notice of Assignment as the Assignor.

(g)	“Binding Date” - means the first day of the second calendar month following the month in which the Notice of Assignment is served in accordance with Article IV below.

(h)	“Notice of Assignment” - means a notice in the form entitled Notice of Assignment attached hereto as Appendix A.

(i)	“Third Party” - means the parties to the Agreement who are not the Assignor.

(j)	“Transfer Date” - means the effective date of the transfer of the Assigned Interest, as specified in the Notice of Assignment.

1.02	In this Assignment Procedure, when a numbered clause or Article is referred to, that clause or Article is of this Assignment Procedure.

ARTICLE II

APPLICATION, CONDITIONS AND FORM OF NOTICE

2.01	(a)	A Notice of Assignment issued in accordance with this Assignment Procedure shall be used in place of an Assignment and Novation Agreement for assignments where the Agreement:

(i)	requires parties to use; or
(ii)	entitles parties to request; or
(iii)	is silent as to the right of any party to request;

an Assignment and Novation Agreement.

(b)	The Notice of Assignment shall be in the form indicated in Appendix A and shall be executed by the Assignor and the Assignee.

2.02	If there is a conflict between the Assignment Procedure and the provisions of the Agreement, the Assignment Procedure shall prevail.

2.03
If the Agreement requires each Third Party’s consent to an assignment but does not specify a time within which each Third Party shall respond or shall be deemed to have responded, then consent of each Third Party to an assignment shall be deemed if it fails to reply within 20 days of receipt of a written request for consent.

2.04	(a)	If the Agreement is silent regarding rights of first refusal or consent from Third Party which relates to an Assigned Interest, then Assignor shall, by notice pursuant to Article IV:

(i)	advise Third Party of:
- its intention to make the disposition;
- a description of the Assigned Interest; and
- the identity of the proposed Assignee, and

(ii)	request Third Party’s written consent to such disposition, which consent shall not be unreasonably withheld.

Consent of each Third Party shall be deemed if it fails to reply to Assignor within 20 days of receipt of the written request for consent.

(b)	Clause 2.04 (a) shall not apply in the following instances, namely:

(i)
an assignment made by way of security for present or future indebtedness, or liabilities (whether contingent, direct or indirect and whether financial or otherwise), the issuance of the bonds or debentures of a corporation, or the performance of the obligations of a guarantor under a guarantee, provided that in the event the security is enforced by a sale or foreclosure, Clause 2.04 (a) shall apply; or

(ii)
an assignment to an Affiliate, or in consequence of a merger or amalgamation with another corporation or pursuant to an assignment made by a party of its entire interest in the Agreement to a corporation in return for shares in that corporation or to a registered partnership in return for an interest in that partnership; or

(iii)	an assignment is required within the terms of the Agreement (such as, but not limited to, abandonment, forfeiture or surrender).

2.05	An assignment of an Assigned Interest shall (subject to Clause 2.06) be effective against Third Party on the Binding Date if:

(a)
all prohibitions, limitations or conditions (such as, but not limited to, a right of first refusal or a requirement for prior consent from Third Party) applying to the Assigned Interest have been complied with and satisfied pursuant to the Agreement, or waived by Third Party, including, if applicable, compliance with Clauses 2.03 and 2.04; and

(b)	following compliance with Clause 2.05(a), a Notice of Assignment is served on Third Party in accordance with Article IV.

2.06	(a)
A Third Party who objects to the Notice of Assignment on the basis of a failure to comply with Clause 2.05 may, prior to the Binding Date, notify (pursuant to Article IV) Assignor and Third Party of its objections.

(b)	If a notice of objection is served pursuant to Clause 2.06(a), the Notice of Assignment to which the notice of objection relates will be of no effect.

(c)
If a Third Party does not object pursuant to Clause 2.06(a), the Notice of Assignment will be effective for purposes of Article Ill, but each Third Party will retain all other rights or remedies arising as a consequence of the failure of Assignor to comply with Clause 2.05, including (without limitation), rights to seek damages for breach of the Agreement and rights to seek specific performance of a right of first refusal.

ARTICLE III

ASSIGNMENT, ASSUMPTION AND DISCHARGE BY NOTICE

3.01	If a Notice of Assignment has become effective in accordance with Clauses 2.05 or 2.06, then Assignor, Assignee and Third Party shall have agreed that:

(a)
Subject to Clause 3.01(d), Assignor and Assignee shall have acknowledged and represented that the Assignor has transferred, assigned and conveyed the Assigned Interest to Assignee as of the Transfer Date.

(b)	Subject to Clause 3.01(d), Assignee shall replace Assignor as a party to the Agreement with respect to the Assigned Interest on and after the Transfer Date.

(c)	Only insofar as Third Party is concerned, notwithstanding the terms and provisions in the “Transfer Agreement” referenced in the Notice of Assignment:

(i)
Subject to Clause 3.01(d), Assignee shall assume and be bound by, observe and perform all terms, obligations and provisions in the Agreement with regard to the Assigned Interest at all times on or after the Transfer Date; and

(ii)	Assignor shall retain and be entitled to all rights, benefits and privileges under the Agreement with respect to the Assigned Interest at all times prior to the Transfer Date; and

(iii)
Subject to Clause 3.01(d), Assignee shall assume and be entitled to all rights, benefits and privileges under the Agreement with respect to the Assigned Interest at all times on and after the Transfer Date.

(d)
In all matters relating to the Assigned Interest subsequent to the Transfer Date and prior to the Binding Date, Assignor acts as trustee for and duly authorized agent of Assignee, and Assignee, for the benefit of Third Party, ratifies, adopts and confirms all acts or omissions of the Assignor in such capacity as trustee and agent. Third Party agrees to recognize and accept Assignor as trustee and agent for Assignee.

(e)	On and after the Transfer Date, Third Party:

(i)
releases and discharges Assignor from the observance and performance of all terms and covenants of the Agreement and all obligations and liabilities which arise or occur on or after the Transfer Data under the Agreement with respect to the Assigned Interest; and

(ii)	does not release and discharge Assignor from any obligation or liability which had arisen or accrued prior to the Transfer Data or which does not relate to the Assigned Interest.

(f)	Subject to the terms and provisions of the “Transfer Agreement” referenced in the Notice of Assignment, Assignee on and after the Transfer Date:

(i)
releases and discharges Assignor from the observance and performance of all terms and covenants of the Agreement and all obligations and liabilities which arise or occur on or after the Transfer Date under the Agreement with respect to the Assigned Interest; and

(ii)	does not release and discharge Assignor from any obligation or liability which had arisen or accrued prior to the Transfer Date or which does not relate to the Assigned Interest.

(g)	The address of Assignee for the purposes of the Agreement and the serving of notices under it shall be the address stated for Assignee in the Notice of Assignment.

(h)
The Agreement shall continue in full force and effect from and after the Transfer Date with Assignee made a party thereto to the extent of the Assigned Interest, subject to Clause 3.01(d). The Agreement is amended as necessary to give effect to the Notice of Assignment and, as so amended, is ratified and confirmed by each party.

3.02
In no event shall errors, inaccuracies or misdescriptions in a Notice of Assignment have any effect on the Third Party or the interests of Third Party in the Agreement, even if Third Party has knowledge of an error, inaccuracy or misdescription.

3.03
Assignor and Assignee shall be solely responsible for any adjustment between themselves with respect to the Assigned Interest as to revenues, benefits, costs, obligations or indemnities which accrue prior to Binding Date.

ARTICLE IV

SERVICE OF NOTICES

4.01
All notices and Notices of Assignment (herein called “notices”) required or permitted by the terms of this Assignment Procedure shall be in writing, subject to the provisions of this Article. This Article applies only to notices served pursuant to this Assignment Procedure. Any notice to be given under this Assignment Procedure shall be deemed to be served properly if served in any of the following modes:

(a)
personally, by delivering the notice to the party on whom it is to be served at that party’s address for service. Personally served notices shall be deemed received by the addressee when actually delivered as aforesaid, if such delivery is during normal business hours, on any day other than a Saturday, Sunday or statutory holiday. If a notice is not delivered during normal business hours, such notice shall be deemed to have been received by such party at the commencement of the day next following the date of delivery, other than a Saturday, Sunday or statutory holiday; or

(b)
by telecopier or telex (or by any other like method by which a written and recorded message may be sent) directed to the party on whom it is to be served at that party’s address for service (however, an original executed copy of a Notice of Assignment shall subsequently be provided to all addressees without delay). A notice so served shall be deemed received by the respective addressees: (i) when actually received by them, if received within the normal business hours on any day other than a Saturday, Sunday or statutory holiday; or (ii) at the commencement of the next ensuing business day following transmission thereof if such notice is not received during such normal business hours; or

(c)
by mailing it first class (air mail if to or from a location outside of Canada) registered post, postage prepaid, directed to the party on whom it is to be served at that party’s address for service. Notices so served shall be deemed to be received by the addressees at noon, local time, on the earlier of the actual date of receipt or the fourth (4th) day (excluding Saturdays, Sundays and statutory holidays) following mailing. However, if postal service is interrupted or operating with unusual or imminent delay, notice shall not be served by such means during such interruption or period of delay.

4.02	The addresses for service of a notice pursuant to this Assignment Procedure shall be as set out (and amended from time to time) in the Agreement.

CAPL - 1993

(Appendix A to the 1993 CAPL ASSIGNMENT PROCEDURE)

NOTICE OF ASSIGNMENT
___________________________________
___________________________________
___________________________________
(For reference only: general land description)

WHEREAS, by agreement (“Transfer Agreement”) dated _________________________, (full name of Assignor[s]), as Assignor, transferred and conveyed effective __________________ (“Transfer Date”) an interest in property as more fully described below to ___________________________(full name of Assignee[s]), as Assignee; and

WHEREAS, Assignor and one or more parties (“Third Party”) are subject to and bound by that certain_______________________ agreement dated_______________, made between, by or among___________________________________________________________________as may have been amended, affecting the land or property therein described (“Master Agreement”); and

WHEREAS, in accordance with the terms and provisions of the Master Agreement, Assignor and Assignee intend to serve notice to Third Party to the Master Agreement of the transfer and conveyance as described in the Transfer Agreement.

NOW, THEREFORE, THIS NOTICE OF ASSIGNMENT WITNESSES THAT in consideration of the mutual advantages to the parties hereto, notice is hereby given, as follows:

1.	Assignor (specify proportions if more than one Assignor):

2.	Assignee (specify proportions if more than one Assignee and include address for service of notice pursuant to Master Agreement):

3.	Current Third Party to Master Agreement:

4.	Assigned Interest: (Check A or B below):

_____A. Transfer Agreement covers ______% of Assignor’s entire undivided right, title and interest in the Master Agreement but shall not include rights of the Assignor as operator (“Assigned Interest”); OR

_____B. Transfer Agreement covers a portion of Assignor’s right, title and interest in the Master Agreement but shall not include rights of the Assignor as operator (“Assigned Interest”). In the event Alternative B is checked, the following is the legal description of all lands and interests transferred and conveyed in the Transfer Agreement (attach schedule if more space is needed):

5.	Subject to Clause 7 of this Notice of Assignment, Assignor and Assignee, in accordance with the terms of the Transfer Agreement, acknowledge that:

(i)	Assignor has transferred and conveyed the Assigned Interest to the Assignee as of the Transfer Date; and

(ii)	Assignee agrees to replace Assignor, on and after the Transfer Date, as a party to the Master Agreement with respect to the Assigned Interest; and

(iii)	Assignee agrees to be bound by and observe all terms, obligations and provisions in the Master Agreement with respect to the Assigned Interest on and after the Transfer Date.

6.	Subject to the terms and provisions of the Transfer Agreement, Assignee on and after the Transfer Date:

(i)
discharges and releases the Assignor from the observance and performance of all terms and covenants in the Master Agreement and any obligations and liabilities which arise or occur under the Master Agreement with respect to the Assigned Interest, and

(ii)	does not release and discharge the Assignor from any obligation or liability which had arisen or accrued prior to the Transfer Date or which does not relate to the Assigned Interest.

7.
Assignee and Assignor agree that in all matters relating to the Master Agreement with respect to the Assigned Interest, subsequent to the Transfer Date and prior to the Binding Date, Assignor acts as trustee for and duly authorized agent of the Assignee and Assignee, for the benefit of the Third Party, ratifies, adopts and confirms all acts or omissions of the Assignor in such capacity as trustee and agent.

8.
This Notice of Assignment shall become binding on all parties to the Master Agreement on the first day of the second calendar month following the month this notice is served on Third Party in accordance with the terms of the Master Agreement (“Binding Date”). In addition, Assignor and Assignee agree that they shall be solely responsible for any adjustment between themselves with respect to the Assigned Interest as to revenues, benefits, costs, obligations or indemnities which accrue prior to the Binding Date.

9.	Assignor represents and certifies that this Notice of Assignment and its service are in compliance with all the terms and provisions of the Master Agreement.

IN WITNESS WHEREOF this Notice of Assignment has been duly executed by the Assignor and Assignee on the date indicated for each below:

Assignor	Assignee

Per:	Per:

Per:	Per:

Date:	Date: